Exhibit 5.1

Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 Tel 415.393.8200 www.gibsondunn.com

December 1, 2020

Atossa Therapeutics, Inc.
107 Spring Street

Seattle, Washington 98104

Re:	Atossa Therapeutics, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration statement”), of Atossa Therapeutics, Inc., a Delaware corporation (the “Company”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of units (the “Units”) consisting of an aggregate of: (i) up to 13,068,181 shares (the “Common Shares”) of the Company’s Common Stock, par value $0.18 per share (the “Common Stock”), (ii) up to 13,068 shares of the Company’s Series C convertible preferred stock, par value $0.01 per share (the “Preferred Shares”) convertible into up to 13,608,000 shares of Common Stock (the “Preferred Conversion Shares”), and (iii) warrants (the “Warrants”) convertible into up to 9,801,136 shares of common stock (the “Warrant Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, and such other documents, corporate records, certificates of officers of the company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Common Shares included in the Units when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Preferred Shares included in the Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Preferred Conversion Shares, when issued upon conversion of the Preferred Shares, will be validly issued, fully paid and non-assessable; (iv) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (v) the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding any provisions stating that (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (iv) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (v) liquidated damages are to be paid upon the breach of, or default under, any agreement, or (vi) the failure to exercise, or any delay in exercising, rights or remedies available under an agreement will not operate as a waiver of any such right or remedy.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher, LLP